EXHIBIT 99.1

NERDWALLET REPORTS FIRST QUARTER 2022 RESULTS
Revenue of $129.1 million, Up 43% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $129.1 million
•GAAP net loss of $10.5 million and $0.16 loss per diluted share
•Adjusted EBITDA of $8.9 million
SAN FRANCISCO, CA - May 3, 2022 - NerdWallet, Inc. (Nasdaq: NRDS), a platform that provides financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its first quarter ended March 31, 2022.
“In Q1 2022, we exceeded our revenue and Adjusted EBITDA expectations, drove a record number of registrations to our platform, and achieved all-time high aided brand awareness and brand preference metrics,” said Tim Chen, Co-Founder and CEO of NerdWallet. “We’re very excited about these results, but we’re even more excited about what progress in key areas like brand and registration empower us to do: continue building a trusted financial ecosystem that consumers and SMBs rely on to manage their money, all in one place.”
“I’m happy to report that Q1 2022 was another great quarter for the Nerds,” said Lauren StClair, CFO of NerdWallet. “Revenue was up 43% year-over-year driven by our strong diversification across verticals. At the same time, we generated $8.9 million of Adjusted EBITDA while making strategic investments in powerful, long-term growth levers: brand marketing, our product vision and our Nerds, growing our teams across North America and the United Kingdom. We’re very proud of the progress we’ve made so far in 2022 and remain confident about the journey ahead of us.”
FIRST QUARTER 2022 HIGHLIGHTS
•Credit cards revenue of $45.2 million grew 97% year-over-year which we attribute to the overall macroeconomic recovery, the high-intent nature of our audience, and our deep alignment with partners to deliver quality matches.
•Loans revenue of $34.3 million was up 6% year-over-year. Personal loans grew significantly as we saw strong consumer demand and optimized our user experience to drive increased conversion. Student loans also grew despite continued federal student loan forbearance. These gains were able to offset a decrease in mortgage refinancing due to the increasing interest rate environment.
•Other verticals revenue of $49.6 million was up 43% year-over-year driven by strong growth in SMB products and banking. These verticals more than offset year-over-year pressure we saw in investing due to an atypical prior-year comparison period.
•We had 22 million average Monthly Unique Users (MUUs), which was down 3% year-over-year. We continue to see strong engagement in many of our verticals such as SMB products and credit cards, but that was more than offset by abnormally high user engagement in our investing vertical in the prior-year period.

SUMMARY FINANCIAL RESULTS

	Three Months Ended March 31,		% Change
(in millions, except per share amounts)	2022	2021
Revenue	$129.1	$90.0	43%
Credit cards(1)	45.2	22.9	97%
Loans(2)	34.3	32.3	6%
Other verticals(3)	49.6	34.8	43%

Loss from operations	$(9.1)	$(13.2)	(31%)
Net loss	$(10.5)	$(12.9)	(19%)

Net loss per share
Basic	$(0.16)	$(0.27)	(41%)
Diluted	$(0.16)	$(0.27)	(41%)

Non-GAAP financial measure(4)
Adjusted EBITDA	$8.9	$3.2	179%

Cash and cash equivalents	$161.6	$60.6	167%
Average monthly unique users(5)	22	23	(3%)
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from mortgages, personal loans, student loans and auto loans.
(3)    Other verticals revenue includes revenue from other product sources, including SMB products, banking, insurance, investing and NerdWallet UK.
(4)    Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measure” for more information.
(5)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s first quarter 2022 financial results will be webcast live today, May 3, 2022 at 2:00 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., UK and Canada.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended March 31,		% Change
(in millions, except per share amounts)	2022	2021
Revenue	$129.1	$90.0	43%
Costs and Expenses:
Cost of revenue	7.7	6.5	19%
Research and development	17.4	12.2	43%
Sales and marketing	96.1	68.6	40%
General and administrative	13.1	8.9	46%
Change in fair value of contingent consideration related to earnouts	3.9	7.0	(43%)
Total costs and expenses	138.2	103.2	34%
Loss From Operations	(9.1)	(13.2)	(31%)
Other expense:
Interest expense	(0.2)	(0.3)	(46%)
Other losses, net	—	(0.1)	NM
Total other expense	(0.2)	(0.4)	(54%)
Loss before income taxes	(9.3)	(13.6)	(32%)
Income tax provision (benefit)	1.2	(0.7)	NM
Net Loss	$(10.5)	$(12.9)	(19%)

Net Loss Per Share Attributable to Common Stockholders
Basic	$(0.16)	$(0.27)	(41%)
Diluted	$(0.16)	$(0.27)	(41%)

Weighted-Average Shares Used in Computing Net Loss Per Share Attributable to Common Stockholders
Basic	66.9	48.5
Diluted	66.9	48.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

	March 31, 2022	December 31, 2021
(in millions)
Assets
Current assets:
Cash and cash equivalents	$161.6	$167.8
Accounts receivable	72.5	57.6
Prepaid expenses and other current assets	19.2	17.4
Total current assets	253.3	242.8
Property, equipment, and software — net	39.6	34.9
Goodwill	43.6	43.8
Intangibles — net	25.5	27.6
Right-of-use assets	13.3	13.9
Other assets	0.8	1.1
Total Assets	$376.1	$364.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5.2	$3.2
Accrued expenses and other current liabilities	41.5	32.1
Contingent consideration — current	30.5	30.5
Total current liabilities	77.2	65.8
Contingent consideration — noncurrent	28.1	24.2
Deferred tax liability — noncurrent	1.1	1.8
Other liabilities — noncurrent	14.3	14.7
Total liabilities	120.7	106.5
Commitments and contingencies
Stockholders’ equity	255.4	257.6
Total Liabilities and Stockholders’ Equity	$376.1	$364.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Three Months Ended March 31,
(in millions)	2022	2021
Operating Activities:
Net loss	$(10.5)	$(12.9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7.2	6.2
Stock-based compensation	6.5	2.3
Change in fair value of contingent consideration related to earnouts	3.9	7.0
Deferred taxes	(0.7)	(1.3)
Non-cash lease costs	0.7	1.9
Other, net	0.2	0.3
Changes in operating assets and liabilities:
Accounts receivable	(15.2)	(16.4)
Prepaid expenses and other assets	(1.6)	(1.1)
Accounts payable	1.3	(1.9)
Accrued expenses and other current liabilities	9.7	14.1
Operating lease liabilities	(0.3)	(2.1)
Other liabilities	0.4	0.3
Net cash provided by (used in) operating activities	1.6	(3.6)
Investing Activities:
Capitalized software development costs	(6.6)	(5.2)
Purchase of property and equipment	(1.9)	(0.2)
Net cash used in investing activities	(8.5)	(5.4)
Financing Activities:
Repurchase of Class A common stock	—	(0.4)
Repurchase of Class F common stock	—	(12.4)
Repurchase of stock options	—	(1.4)
Repurchase of Series A redeemable convertible preferred stock	—	(2.1)
Tax payments related to net-share settlements on restricted stock units	—	(0.2)
Proceeds from exercise of stock options	0.7	3.1
Payment of offering costs related to initial public offering	—	(0.4)
Net cash provided by (used in) financing activities	0.7	(13.8)
Net decrease in cash and cash equivalents	(6.2)	(22.8)
Cash and Cash Equivalents:
Beginning of period	167.8	83.4
End of period	$161.6	$60.6

NON-GAAP FINANCIAL MEASURE
Adjusted EBITDA
We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest expense, net, provision (benefit) for income taxes, and further exclude (1) loss (gain) on impairment and on disposal of assets, (2) remeasurement of the embedded derivative in our previously outstanding long-term debt, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, and (6) acquisition-related costs.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of this non-GAAP measure has certain limitations because it does not reflect all items of income and expense that affect our operations. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange and the embedded derivative in our previously outstanding long-term debt, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not include the impact of impairment of assets previously acquired, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA as we define it may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

We compensate for these limitations by reconciling Adjusted EBITDA to net loss, the most comparable GAAP financial measure, as follows:

	Three Months Ended March 31,		% Change
(in millions)	2022	2021
Net loss	$(10.5)	$(12.9)	(19%)
Depreciation and amortization	7.2	6.2	15%
Interest expense, net	0.2	0.3	(47%)
Income tax provision (benefit)	1.2	(0.7)	NM
Other losses, net	—	0.1	(73%)
Loss on impairment and on disposal of assets	—	0.3	(100%)
Change in fair value of contingent consideration related to earnouts	3.9	7.0	(43%)
Deferred compensation related to earnouts	0.4	0.5	(27%)
Stock-based compensation	6.5	2.3	185%
Acquisition-related expense	—	0.1	(100%)
Adjusted EBITDA	$8.9	$3.2	179%

Net loss margin	(8%)	(14%)
Adjusted EBITDA margin[1]	7%	4%
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
FINANCIAL OUTLOOK
We are providing guidance for the second quarter of 2022:
•Revenue is expected in the range of $118 - $121 million, 30% year-over-year growth rate at midpoint
•Adjusted EBITDA is expected in the range of $8 - $10 million.
Brand investments will create variability in our quarterly margins, but we expect year-over-year accretion in our 2022 annual Adjusted EBITDA margin.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization expense from acquisitions; impairments of assets; gains or losses on extinguishment of debt and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control. For more information regarding the non-GAAP financial measure discussed in this communication, please see “Non-GAAP Financial Measure” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and stock price;
•our expectations regarding our future financial performance, including total revenue, costs of revenue, Adjusted EBITDA and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform in 2022;
•our ability to convert users into Registered Users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals, including our ability to expand SMB product marketplaces;
•our ability to expand geographically;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs; and
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings we make with the SEC from time to time.
The forward-looking statements made in this press release are made only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Keely Spillane
press@nerdwallet.com